UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 9, 2008

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Delaware	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The annual meeting of stockholders of PhotoMedex, Inc. (the “Company”) has been tentatively scheduled for January 26, 2009 (the “Annual Meeting”). Because the date of the Annual Meeting has been changed by more than 30 days from the anniversary of the Company’s 2007 annual meeting of stockholders, in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline for receipt of stockholders proposals for the Annual Meeting pursuant to Rule 14a-8 has been set at December 29, 2008.

In order for a proposal under Rule 14a-8 to under the Exchange Act be considered timely, it must be received by the Company on or prior to December 29, 2008 at the Company’s executive offices at 147 Keystone Drive, Montgomeryville, Pennsylvania, 18936 and be directed to the attention of the Corporate Counsel.

Also, in order for a shareholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at the executive offices on or before December 29, 2008. Such proposals should also be directed to the attention of the Corporate Counsel.

The mailing date for the definitive proxy statement for the Annual Meeting has been tentatively scheduled for December 19, 2008.  In order to be included in the December 19, 2008 definitive proxy statement, a stockholder proposal must be received before 5:00 pm eastern time, on December 17, 2008 and otherwise comply in all respects with applicable rules and regulations of the Securities and Exchange Commission.  In the event that a stockholder proposal is received after December 17, 2008 but prior to December 29, 2008 and otherwise complies in all respects with applicable rules and regulations of the Securities and Exchange Commission, the Company will mail additional definitive proxy materials to its stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.
Date: December 9, 2008	By: /s/ Jeffrey F. O’Donnell
Jeffrey F. O’Donnell Chief Executive Officer